Exhibit 99.1

Press Release
For Immediate Release
Contacts:
Keith LaVanway
847-597-9353
klavanway@pregis.com
Brent Zachary
847-597-9330
bzachary@pregis.com
PREGIS ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS
Deerfield, IL, May 11, 2010 — Pregis Corporation, a leading international manufacturer, marketer, and supplier of protective packaging products and specialty packaging solutions, today announced its 2010 first quarter financial results.
For the first quarter of 2010, the Company generated net sales of $210.0 million, an increase of 13.2% versus net sales of $185.5 million in the first quarter of 2009. Excluding the impact of favorable foreign currency translation, resulting from the U.S. dollar weakening against the euro and pound sterling on a year-over-year basis, and the sales associated with our recently completed acquisition of IntelliPack, the quarter’s net sales were higher by 7.4% compared to the prior year quarter due to increased sales volumes, which were driven by the impact of economic recovery as well as the Company’s growth initiatives.
Gross profit margin, as a percent of net sales, was 22.6% in the first quarter of 2010, compared to 24.0% in the first quarter of 2009. The year-over-year decline in gross margin as a percent of net sales was driven by increased key raw material costs and negative price/mix, partially offset by increased volumes and the impact from the Company’s cost reduction program. In the first quarter of 2010, the Company implemented selling price increases effective in April 2010, primarily in the Company’s Protective Packaging segment, to help mitigate the impact of increased raw material costs.
The Company generated operating loss of $1.2 million in the first quarter of 2010, which included legal costs of $4.5 million, acquisition related costs of $1.0 million, and pre-tax restructuring charges of $0.6 million relating to the Company’s cost reduction programs, partially offset by operating income associated with our recently completed acquisition of IntelliPack of $0.2 million. This compared to operating loss of $1.5 million for the first quarter of 2009. The first quarter of 2009 operating loss reflects restructuring activity of $6.7 million. Adjusted for the amounts discussed above, operating income for the first quarter of 2010 was $4.7 million compared to $5.2 million in the first quarter of 2009.

Adjusted EBITDA, or “Consolidated Cash Flow” as defined by our indentures, is a significant operating measure used by the Company to measure its operating performance and liquidity. Adjusted EBITDA was $18.2 million in the first quarter of 2010 compared to $18.0 million for the same period in 2009.
Commenting on the Company’s results, Mike McDonnell, President and Chief Executive Officer, stated, “In the first quarter, we benefitted from strong volume growth on a year-over-year basis, particularly in our protective packaging segment, driven both by the economic recovery as well as our growth initiatives in inflatable systems, sustainable products, and emerging markets. Unfortunately the positive impact of this growth was more than offset by significant increases in our key raw material costs, which were higher by as much as 50% year-over-year. Despite these significant raw materials headwinds, our team worked hard to achieve a flat year-over-year and sequential performance in Adjusted EBITDA. Our continued cost discipline and growth initiatives, together with the stability of our specialty packaging business, all contributed to this effort. “
Mr. McDonnell continued, “We have implemented selling price increases which will be effective beginning in April 2010 to help offset the impact of the significant increases in key raw material costs incurred during the first quarter of 2010. While our price increases were relatively successful in North America, we continue to experience weaker pricing conditions in the European market. As resin costs have continued to increase in the second quarter of 2010, we are currently implementing additional selling price increases in Europe and evaluating additional increases in North America.”
Mr. McDonnell concluded, “We also remain committed to the long-term growth potential of Pregis. This effort is comprised not only of the successful organic growth initiatives already discussed, but is also based on implementing highly accretive, strategic acquisitions. As previously announced, on February 19, 2010, we completed the acquisition of IntelliPack, a supplier of foam-in-place packaging systems. We believe this capability enhances Pregis’ protective packaging product portfolio and, while still early days, the initial reception in the marketplace has been favorable. We continue to evaluate in a disciplined manner similarly attractive acquisition opportunities to enhance our growth potential.”
Segment Performance
Comments on segment net sales and EBITDA performance for the first quarter of 2010 is as follows:
•	Net sales of the protective packaging segment increased by $19.4 million, or 16.8%. The 2010 first quarter sales increase was driven primarily by increased volumes due to improving economic conditions as well as the benefits realized from growth initiatives, the impact of the IntelliPack acquisition, and favorable foreign currency translation, partially offset by unfavorable price/mix. Net sales for the first quarter 2010, excluding IntelliPack and favorable foreign currency translation, increased by 11.4% compared to the same period in 2009.

•	EBITDA of the protective packaging segment decreased $0.6 million. The decrease in EBITDA for the first quarter was due primarily to the impact of increased key raw material costs and unfavorable price/mix, which were partially offset by improved volumes and the impact of our cost reduction program.

•	Net sales of the specialty packaging segment increased $5.1 million, or 7.2%. This increase was driven primarily by favorable foreign currency translation and increased volumes in our fresh food packaging markets, which offset the impact of unfavorable price/mix. Excluding favorable foreign currency translation, net sales for the first quarter 2010 were relatively flat year-over-year.

•	EBITDA of the specialty packaging segment increased $0.2 million. This increase was due to increased volumes, savings resulting from our cost reduction program, and favorable foreign currency translation, partially offset by increased raw material costs and negative price/mix.
A summary of Adjusted EBITDA, a significant measure required by the Company’s indentures and used by the Company to measure its operating performance and liquidity, is presented in the supplemental information at the end of this release.
Conference Call:
The Company will conduct an investor conference call to review its 2010 first quarter results on Wednesday, May 12, 2010 at 10:00 a.m. ET (9:00 p.m. CT). The call can be accessed through the following dial-in numbers: Domestic: 866-770-7129; International: 617-213-8067; Participant Passcode: 67172149. A replay of the conference call will be available through May 26, 2010. The replay may be accessed using the following dial-in information: Domestic: 888-286-8010; International: 617-801-6888; Passcode: 35122774.
About Pregis:
Pregis Corporation is a leading global provider of innovative protective, flexible, and foodservice packaging and hospital supply products. The specialty-packaging leader currently operates 47 facilities in 18 countries around the world. Pregis Corporation is a wholly owned subsidiary of Pregis Holding II Corporation. For more information about Pregis, visit the Company’s web site at www.pregis.com.
Safe Harbor Statement:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s annual report, which is available on its website, www.pregis.com. These risks may cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.

Pregis Holding II Corporation
Consolidated Balance Sheets
Unaudited
(dollars in thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$39,464	$80,435
Accounts receivable
Trade, net of allowances of $5,028 and $6,015 respectively	127,444	120,812
Other	6,901	12,035
Inventories, net	87,120	81,024
Deferred income taxes	4,638	5,079
Due from Pactiv	1,164	1,169
Prepayments and other current assets	8,887	7,929

Total current assets	275,618	308,483
Property, plant and equipment, net	223,959	226,882
Other assets
Goodwill	155,263	126,250
Intangible assets, net	37,238	38,054
Deferred financing costs, net	7,307	8,092
Due from Pactiv, long-term	8,202	8,429
Pension and related assets	13,475	13,953
Restricted cash	3,500	—
Other	386	404

Total other assets	225,371	195,182

Total assets	$724,948	$730,547

Liabilities and stockholder’s equity
Current liabilities
Current portion of long-term debt	$360	$300
Accounts payable	91,200	78,708
Accrued income taxes	4,458	5,236
Accrued payroll and benefits	14,661	14,242
Accrued interest	12,109	7,722
Other	17,975	18,011

Total current liabilities	140,763	124,219
Long-term debt	486,103	502,534
Deferred income taxes	16,436	19,721
Long-term income tax liabilities	5,380	5,463
Pension and related liabilities	4,135	4,451
Other	21,180	15,367
Stockholder’s equity:
Common stock — $0.01 par value; 1,000 shares authorized, 149.0035 shares issued and outstanding at March 31, 2010 and December 31, 2009	—	—
Additional paid-in capital	152,627	151,963
Accumulated deficit	(94,536)	(82,328)
Accumulated other comprehensive income	(7,140)	(10,843)

Total stockholder’s equity	50,951	58,792

Total liabilities and stockholder’s equity	$724,948	$730,547

Pregis Holding II Corporation
Consolidated Statements of Operations
Unaudited
(dollars in thousands)

	Three Months Ended March 31,
	2010	2009

Net Sales	$210,036	$185,544

Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	162,470	141,007
Selling, general and administrative	36,880	27,996
Depreciation and amortization	11,195	11,471
Other operating expense, net	647	6,601

Total operating costs and expenses	211,192	187,075

Operating (loss)	(1,156)	(1,531)
Interest expense	12,004	9,398
Interest income	(36)	(27)
Foreign exchange loss, net	1,277	3,174

Loss before income taxes	(14,401)	(14,076)
Income tax expense (benefit)	(2,193)	(3,668)

Net loss	$(12,208)	$(10,408)

Pregis Holding II Corporation
Consolidated Statements of Cash Flows
Unaudited
(dollars in thousands)

	Three Months Ended March 31,
	2010	2009
Operating activities
Net loss	$(12,208)	$(10,408)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	11,195	11,471
Deferred income taxes	(2,873)	(4,056)
Unrealized foreign exchange loss	1,222	3,466
Amortization of deferred financing costs	880	594
Gain on disposal of property, plant and equipment	(42)	(211)
Stock compensation expense	664	433
Changes in operating assets and liabilities
Accounts and other receivables, net	(4,738)	15,908
Due from Pactiv	(64)	—
Inventories, net	(8,661)	1,314
Prepayments and other current assets	(1,001)	329
Accounts payable	14,383	(11,442)
Accrued taxes	(510)	(2,127)
Accrued interest	4,598	3,936
Other current liabilities	(1,993)	(140)
Pension and related assets and liabilities, net	(467)	(926)
Other, net	1,574	256

Cash provided by operating activities	1,959	8,397

Investing activities
Capital expenditures	(6,836)	(5,096)
Proceeds from sale of assets	94	266
Acquisition of business, net of cash acquired	(31,385)	—
Change in restricted cash	(3,500)	—

Cash used in investing activities	(41,627)	(4,830)

Financing activities
Repayment of debt	—	(446)
Proceeds from revolving credit facility	500	—
Other, net	(16)	(119)

Cash provided (used in) financing activities	484	(565)
Effect of exchange rate changes on cash and cash equivalents	(1,787)	(1,825)

Increase (decrease) in cash and cash equivalents	(40,971)	1,177
Cash and cash equivalents, beginning of period	80,435	41,179

Cash and cash equivalents, end of period	$39,464	$42,356

Pregis Holding II Corporation
Supplemental Information
(Unaudited)
Calculation of Adjusted EBITDA (“Consolidated Cash Flow”)

(unaudited)	Three Months Ended March 31,
(dollars in thousands)	2010	2009

Net loss of Pregis Holding II Corporation	$(12,208)	$(10,408)
Interest expense, net of interest income	11,968	9,371
Income tax (benefit) expense	(2,193)	(3,668)
Depreciation and amortization	11,195	11,471

EBITDA	8,762	6,766

Other non-cash charges (income):
Unrealized foreign currency transaction losses (gains), net	1,222	3,466
Non-cash stock based compensation expense	664	443
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	1,196	6,730
Other unusual or nonrecurring gains or losses	4,837	116
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	962	493
Pro forma adjusted EBITDA of acquired business	531	—

Adjusted EBITDA (“Consolidated Cash Flow”)	$18,174	$18,014

Note to above:
EBITDA is calculated internally as net income before interest, taxes, depreciation, amortization, restructuring expense and adjusted for other non-cash charges and benefits. Adjusted EBITDA, referred to as Consolidated Cash Flow within the context of the Company’s indentures, is presented herein because it is a material element of the fixed charge coverage ratio and secured indebtedness leverage ratio included in the Company’s indentures and is a significant operating measure used by the Company to measure its operating performance and liquidity.

Pregis Holding II Corporation
Supplemental Information
(Unaudited)
Calculation of Adjusted EBITDA (“Consolidated Cash Flow”)

(unaudited)	Twelve Months Ended March 31,
(dollars in thousands)	2010	2009

Net loss of Pregis Holding II Corporation	$(19,810)	$(54,866)
Interest expense, net of interest income	44,805	45,713
Income tax (benefit) expense	(1,523)	(8,243)
Depreciation and amortization	44,506	50,275

EBITDA	67,978	32,879

Other non-cash charges (income):
Unrealized foreign currency transaction losses (gains), net	(8,369)	21,175
Non-cash stock based compensation expense	1,585	1,210
Non-cash asset impairment charge	(59)	20,354
Other non-cash expenses, primarily fixed asset disposals and write-offs	—	427
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	10,604	17,298
Curtailment gain	—	(3,736)
Other unusual or nonrecurring gains or losses	10,735	1,283
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	2,514	1,755
Pro forma adjusted EBITDA of acquired business	2,992	—

Adjusted EBITDA (“Consolidated Cash Flow”)	$87,980	$92,645

Note to above:
EBITDA is calculated internally as net income before interest, taxes, depreciation, amortization, restructuring expense and adjusted for other non-cash charges and benefits. Adjusted EBITDA, referred to as Consolidated Cash Flow within the context of the Company’s indentures, is presented herein because it is a material element of the fixed charge coverage ratio and secured indebtedness leverage ratio included in the Company’s indentures and is a significant operating measure used by the Company to measure its operating performance and liquidity.

Pregis Holding II Corporation
First Quarter 2010
Supplemental Information
(Unaudited)
(Amounts and percentage changes are approximations due to rounding.)
Gross Margin Calculations

	Three Months Ended March 31,
(dollars in thousands)	2010	2009	Change
Net sales	$210,036	$185,544	$24,492
Cost of sales, excluding depreciation and amortization	(162,470)	(141,007)	(21,463)

Gross margin	$47,566	$44,537	$3,029

Gross margin, as a percent of net sales	22.6%	24.0%	(1.4)%

Net Sales by Segment

					Change Attributable to the
	Three Months Ended				Following Factors
	March 31,				Price /						Currency
	2010	2009	$ Change	% Change	Mix		Volume		Acquisition		Translation
	(dollars in thousands)

Segment:
Protective Packaging	$134,860	$115,429	$19,431	16.8%	$(6,851)	(5.9)%	$20,010	17.3%	$1,932	1.7%	$4,340	3.7%
Specialty Packaging	75,176	70,115	5,061	7.2%	(611)	(1.0)%	1,107	1.6%	—	—%	4,565	6.5%

Total	$210,036	$185,544	$24,492	13.2%	$(7,462)	(4.0)%	$21,117	11.4%	$1,932	1.0%	$8,905	4.8%

EBITDA by Segment

	Three Months Ended March 31,
	2010	2009	$ Change	% Change
	(dollars in thousands)

Segment:
Protective Packaging	$10,781	$11,367	$(586)	(5.2)%
Specialty Packaging	9,544	9,311	233	2.5%

Total segment EBITDA	$20,325	$20,678	$(353)	(1.7)%